UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2001

The Newhall Land and Farming Company
(a California Limited Partnership)
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

1-8885 (Commission File Number)	95-3931727 (IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA 91355
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  661-255-4000

Item 7. Financial Statements and Exhibits

  (c)
  The following exhibits are filed with this report.

  99
  The Newhall Land and Farming Company news release dated June 21, 2001.

Item 9. Regulation FD Disclosure

    The Newhall Land and Farming Company issued a news release on June 21, 2001 announcing the sale of its Chiquita Canyon Landfill for $65 million cash, and expected second quarter earnings in the range of $2.90 to $2.95 per partnership unit.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership) Registrant
	By:	Newhall Management Limited Partnership, Managing General Partner
	By:	Newhall Management Corporation, Managing General Partner
Date: June 25, 2001	By:	/s/ DONALD L. KIMBALL Donald L. Kimball Vice President—Finance and Controller Newhall Management Corporation (Principal Accounting Officer)

THE NEWHALL LAND AND FARMING COMPANY
INDEX TO EXHIBITS

Exhibit Number	Description
99	The Newhall Land and Farming Company News Release dated June 21, 2001.